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                                                                     Exhibit 4.3

                             AMERIGAS PARTNERS, L.P.

                             AP EAGLE FINANCE CORP.

                           --------------------------

                             SUPPLEMENTAL INDENTURE


                              Dated May ___, 2002


                                       To

                                    INDENTURE

                              Dated August 21, 2001

                          8 7/8% Senior Notes due 2011

                           --------------------------

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                   as Trustee
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         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated May
_____, 2002, among AMERIGAS PARTNERS, L.P., a Delaware limited partnership ("the Partnership"), and AP EAGLE FINANCE CORP., a Delaware corporation and wholly owned finance subsidiary of the Partnership (the "Finance Corp." and, together with the Partnership, the "Issuers"), and WACHOVIA BANK, NATIONAL ASSOCIATION, successor to FIRST UNION NATIONAL BANK, as trustee under the Indenture (the "Trustee").



                              W I T N E S S E T H:



        WHEREAS, the Issuers and the Trustee, as trustee, are parties to an Indenture dated August 21, 2001 (the "Indenture") providing for the issuance of $200 million of Series A and Series B 8 7/8% Senior Notes and, pursuant to
Section 2.2 of the Indenture, subject to compliance with Section 4.8 and the other terms of the Indenture, an unlimited amount of Additional Notes under the Indenture;



         WHEREAS, pursuant to the terms of the Indenture, $15 million principal amount of Series A 8 7/8% Senior Notes (the "Series A Notes) and $185 million principal amount of Series B 8 7/8% Senior Notes (the "Series B Notes" and, together with the Series A Notes, the "Outstanding Notes") are outstanding under the Indenture;


         WHEREAS, Section 4.8 of the Indenture provides that the Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of any Indebtedness unless at the time of such incurrence, and after giving pro forma effect to the receipt and application of the proceeds of such Indebtedness, the

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Consolidated Fixed Charge Ratio of the Partnership is greater than 2.00 to 1;

         WHEREAS, no other provision of the Indenture restricts the issuance of Additional Notes;


         WHEREAS, the Issuers wish to issue Additional Notes in the amount of $40,000,000 (the "New Notes");



         WHEREAS, the Issuers intend that the New Notes have the same rights, terms, conditions and CUSIP number as the Series B Notes;



         WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of the Outstanding Notes; and



         WHEREAS, the Issuers, by action duly taken, have authorized the execution of this Supplemental Indenture and the issuance of the New Notes;



         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the New Notes as follows:


1.       Definitions.

         (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
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            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Purpose of Supplemental Indenture. This Supplemental Indenture provides that the Indenture relates to the New Notes.


         3. Supplemental Indenture Part of Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.


         4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         5. Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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         7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                            [Signature page follows]

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                 AmeriGas Partners, L.P.
                                 By: AmeriGas Propane, Inc., as General Partner



                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title



                                 AP Eagle Finance Corp.



                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title:


                                 Wachovia Bank, National Association
                                      as Trustee

                                 By:
                                    --------------------------------------------
                                      Name:
                                      Title: